BYLAWS
                                       OF
                            THE BULLHIDE CORPORATION


                               ARTICLE I. OFFICES

         The principal office of the Corporation shall be located at North 523 Ella Rd., Spokane, WA 99212. The Corporation may have such other offices, either within or without the State of Washington, as the Board of Directors ("Board") may designate or as the business of the Corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

         2.1 Annual Meeting. The annual meeting of the Shareholders shall be held on the second Monday of September in each year at the hour of 10:00 a.m. for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the date designated for the annual meeting of the Shareholders, or at any adjournment thereof, the election shall be held at a special meeting of the Shareholders called as soon thereafter as practicable.

         2.2 Special Meeting. Special meetings of the Shareholders for any purpose or purposes, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

         2.3 Place of Meetings. Meetings of the Shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of Washington as stated in the notice of meeting or in a waiver of notice.

         2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         2.5 Action by Shareholders without a Meeting. Any action required by statute to be taken at a meeting of the Shareholders of the Corporation, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action

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so taken, is signed by all Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of Shareholders. The consent may be in one or more than one counterpart so long as each Shareholder signs one of the counterparts. The signed consent, or a signed copy shall be placed in the Minute Book.

         2.6 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the Shareholders for the transaction of business. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.7 Majority Vote - Withdrawal of Quorum. When a quorum is present at a meeting, the vote of the holders of the majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a higher vote is required, in which case the express provision shall govern. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough Shareholders to leave less than a quorum.

         2.8 Proxies. At all Shareholders' meetings, a Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

         2.9 Voting of Shares. At any meeting of the Shareholders at which a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote thereat shall be had on any matter coming before such meeting in order to constitute such action a valid act of the Shareholders thereon. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

         2.10 Cumulative Voting. Each Shareholder entitled to vote at an election of directors may vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote, or he may cumulate his votes by distributing among one or more candidates as many votes as are equal to the number of such directors multiplied by the number of his shares.

         2.11 Closing of Transfer Books and Fixing Record Date. For the purposes of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment

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thereof, or entitled to receive payment of any dividend, the Board may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days nor be less than ten (10) days preceding such meeting. In lieu of closing the stock transfer books, the Board may fix in advance a record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         2.12 Telephone and Similar Meetings. Shareholders may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                         ARTICLE III. BOARD OF DIRECTORS

         3.1 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the Shareholders.

         3.2 Number; Qualification; Election; Term. The Board of Directors of the Corporation shall consist of not less than two (2) nor more than five (5) directors, provided, however, that the number of directors may be changed from time to time by an amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

         3.3 Regular Meetings. A regular Board Meeting shall be held without notice immediately after and at the same place as the annual meeting of Shareholders. By resolution, the Board may provide the time and place either within or without the State of Washington for holding additional regular meetings without other notice than such resolution.

         3.4 Special Meetings. Special meetings of the Board may be called by the President on three (3) days notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Except as otherwise provided by statute, Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

         3.5 Quorum. At meetings of the Board, a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except

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as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the Board, the directors present may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum is present.

         3.6 Vacancies. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office continuing only until the next election of directors by the Shareholders.

         3.7 Removal. At a meeting of Shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on election of directors. If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board.

         3.8 Compensation. By Board resolution, directors may be paid their expenses, if any, of attendance at each Board meeting of a fixed sum for attendance at each Board meeting or a stated salary as director or any combination of the foregoing. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.9 Presumption of Assent. A director of the Corporation present at a Board Meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or unless he forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

         3.10 Action by Directors without a Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the directors. Such consent shall have the same effect as a unanimous vote. The signed consent, or a signed copy, shall be placed in the Minute Book. The consent may be in or more than one counterpart so long as each director signs one of the counterparts.

         3.11 Telephone and Similar Meetings. Directors may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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         3.12 Performance of Duties. A director shall perform the duties of a director, including the duties of a member of any committee of the Board upon which the director may serve, in good faith, in a manner such director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

         In performing the duties of a director, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:

                  1. One or more officers or employees of the Corporation whom the director believes to be reliable and competent in the matter presented;

                  2. Counsel, public accountants, or other persons as to matters which the director believes to be within such person's professional or expert competence; or

                  3. A committee of the Board upon which the director does not serve, duly designated in accordance with the provision in the Articles of Incorporation or Bylaws, as to matters within its designated authority, which committee the director believes to merit confidence; so long as in any such case, the director acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

         3.13 Executive and Other Committees. The Board, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to perform those certain acts as specified in RCW 23B.08.250.

                              ARTICLE IV. OFFICERS

         4.1 Number. The officers of the Corporation shall be a President, one or more Vice- Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary, and a Treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary, except that when all of the issued and outstanding stock of the Corporation is owned of record by one Shareholder, one person may hold all or any combination of offices.

         4.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the Shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a

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Board meeting conveniently may be held. Each officer shall hold office until the next annual meeting and until his successor shall have been elected and qualified unless he resigns or is removed.

         4.3 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

         4.5 President. The President shall be the Chief Executive Officer of the Corporation, and shall preside over all meetings of the Shareholders and the Board. He shall perform such other duties and have such other authority and powers as the Board may from time to time prescribe.

         4.6 Vice-President. During the absence or disability of the President, the Executive Vice- Presidents, if any, and the Vice-Presidents in the order designated by the Board, shall perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board may from time to time prescribe, or as the President may from time to time delegate.

         4.7 Secretary. The Secretary shall: (a) keep the minutes of officers' and Board meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each Shareholder as furnished to the Secretary by each Shareholder; (e) sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which has been authorized by resolution of the Board; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board.

         4.8 Treasurer. If required by the Board, The Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks or other depositories as shall be selected in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board.

         4.9 Salaries. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

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                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         5.1 Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specified instances.

         5.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

         5.3 Loans to Officers and Directors. No loans shall be made by the Corporation to its officers or directors, unless first approved by the holders of two-thirds of the voting shares, and no loans shall be made by the Corporation secured by its shares.

         5.4 Checks, Drafts. etc.. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as is from time to time determined by resolution of the Board.

         5.5 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be signed by the President or the Vice-President and by the Secretary or Assistant Secretary and shall include on their face written notice of any restrictions which the Board may impose on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

         6.2 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificates for such shares. The person in whose name shares stand on the

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books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            ARTICLE VII. FISCAL YEAR

         The fiscal year of this Corporation shall be determined by the Board.

                               ARTICLE VIII. SEAL

         The seal of this Corporation shall consist of the name of the Corporation, the state of its incorporation, and the year of its incorporation.

                          ARTICLE IX. WAIVER OF NOTICE

         Whenever any notice is required to be given to any Shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE X. INDEMNIFICATION

         10.1 Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he is or was a director, or acted in any other capacity as an agent of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by the Washington Business Corporation Act. The Board of Directors may, at any time, approve indemnification of any other person which the Corporation has the power to indemnify under the Washington Business Corporation Act.

         10.2 Other Rights. The indemnification provided by this Bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of Shareholders, or disinterested directors or otherwise, both as action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to person who ceased to be director, trustee, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

         10.3 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or acted in any other capacity as an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such,

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whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this section.

                         ARTICLE XI. AMENDMENT OF BYLAWS

         11.1 Directors. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors (subject to repeal or change by action of the Shareholders) at which a quorum is present, by the affirmative vote of the majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

         11.2 By Shareholders. These Bylaws may also be altered, amended or repealed at any meeting of the Shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alternation, amendment or repeal is contained in the notice of the meeting.

           ARTICLE XII. TRANSACTION IN WHICH DIRECTORS ARE INTERESTED

         No director of the Corporation shall be disqualified from deliberating upon, voting upon, or having his presence counted for the purpose of quorum by reason of the fact that he may either directly or indirectly have an interest, whether pecuniary or otherwise, in any transaction to be considered by or voted upon by the Board of Directors, so long as the director shall make a prior disclosure of his interest to the Board of Directors.

                          ARTICLE XIII. RULES OF ORDER

         The rules contained in the most recent edition of Robert's Rules of Order Revised shall govern all meetings of Shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

         EXECUTED as of the 2nd day of April, 1993.

         The undersigned, constituting all of the officers, directors, and Shareholders, have read the foregoing Bylaws of the Corporation, and understand all of the provisions, including the provision restricting the transferability of shares and the reimbursement of disallowed expenses, and agree to be bound by all of said provisions.


                                                     __________________________
                                                     RON GROSSMAN



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